UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 13, 2011
__________

MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)
777 Post Oak Boulevard, Suite 650

Houston, Texas 77056
(Address of principal executive offices, including zip code)

(832) 369-6986
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

As previously reported on Item 2.01 of its Current Reports on Form 8-K filed on April 14, 2011 and May 5, 2011, Magnum Hunter Resources Corporation (the “Company”) acquired NGAS Resources, Inc. on April 13, 2011 and NuLoch Resources Inc. on May 3, 2011 (collectively, the “Acquisitions”).

The Company is filing this Current Report on Form 8-K to incorporate by reference into its Registration Statements certain financial information relating to the Acquisitions, more specifically: (i) NGAS Resources, Inc.’s unaudited consolidated financial statements and related notes for the quarterly period ended March 31, 2010 and 2011, attached hereto as Exhibit 99.1; (ii) NuLoch Resources Inc.’s unaudited consolidated financial statements and related notes for the quarterly period ended March 31, 2010 and 2011, attached hereto as Exhibit 99.2; and (iii) unaudited pro forma combined financial information related to the Acquisitions, attached hereto as Exhibit 99.3.

Before you invest in any offering of securities registered pursuant to any of the Company’s Registration Statements you should read the prospectus in the applicable Registration Statement and any other documents the Company has filed with the SEC for more complete information about the Company and any such offering.  You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov.  Alternatively, the Company will arrange to send you those documents (after their filing with the SEC) if you make such request by calling 832-369-6986 and requesting investor relations.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Unaudited Consolidated Financial Statements of NGAS Resources, Inc. for the quarterly period ended March 31, 2010 and 2011
99.2	Unaudited Consolidated Financial Statements of NuLoch Resources Inc. for the quarterly period ended March 31, 2010 and 2011
99.3	Unaudited Combined Pro Forma Financial Information

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: May 13, 2011	By:	/s/ Ronald D. Ormand
Ronald D. Ormand,
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Unaudited Consolidated Financial Statements of NGAS Resources, Inc. for the quarterly period ended March 31, 2010 and 2011
99.2	Unaudited Consolidated Financial Statements of NuLoch Resources Inc. for the quarterly period ended March 31, 2010 and 2011
99.3	Unaudited Combined Pro Forma Financial Information